UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 2, 2022, the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) informed TRACON Pharmaceuticals, Inc. (the “Company”) that it extended the time limit for the arbitral tribunal (the “Tribunal”) to render a final decision in the Company’s ongoing arbitration with I-Mab Biopharma (“I-Mab”) until September 30, 2022. The Tribunal may ask the ICC for a further extension, if warranted. The arbitration hearing between the Company and I-Mab concluded on February 28, 2022, and the final post-hearing briefs were submitted by the Company and I-Mab to the Tribunal on May 25, 2022.

I-Mab commenced the arbitration in June 2020, after the Company invoked contractual dispute resolution provisions asserting that I-Mab had breached its contractual obligations concerning two strategic collaboration and clinical trial agreements with the Company entered into in November 2018.  Those strategic collaboration and clinical trial agreements relate to the development of TJ004309 and five of I-Mab’s proprietary bispecific antibody product candidates to be nominated by I-Mab within a five-year period for development and commercialization in North America.  The Company filed counterclaims in the arbitration seeking to recover over $200 million in damages from I-Mab (as disclosed in the Delaware Court of Chancery litigation described below) based on I-Mab’s breaches of the two strategic collaboration and clinical trial agreements. In March 2021, I-Mab filed a lawsuit in the Delaware Court of Chancery seeking a variety of relief including an order of specific performance requiring the Company to comply with I-Mab’s purported termination of the TJ004309 agreement.  In May 2021, the Delaware Court of Chancery stayed the lawsuit in favor of arbitration.  Under the applicable rules of the arbitration, the prevailing party may be awarded attorneys’ fees at the Tribunal’s discretion. The claims under the arbitration are complex; accordingly, the Company cannot predict the outcome of the arbitration, and it is unable to estimate the amount of recovery or damages, if any, that may be awarded by the Tribunal. The dispute with I-Mab has caused, and could continue to cause, the Company to incur significant costs.

Forward-Looking Statements

Statements made in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the outcome and timing of the Tribunal’s final decision in the arbitration, whether the Company will receive any award, recovery or reimbursement of its attorneys’ fees in the arbitration and, if so, the magnitude of any such award, recovery or reimbursement, and the Company’s continued incurrence of costs relating to the arbitration. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: the risk that the timing for a final decision by the Tribunal will be extended, the risk that the Company will not receive any award, recovery or reimbursement of its attorneys’ fees in the arbitration and will have to reimburse I-Mab for all or some portion of its attorneys’ fees, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer